EXHIBIT 21

                      CHORUS COMMUNICATIONS GROUP, LTD.

SUBSIDIARIES OF THE CORPORATION

The subsidiaries of the Chorus Communications Group, Ltd.and their subsidiaries are listed below.

       Name                                       State of Incorporation


Mid-Plains, Inc.                                        Wisconsin

Mid-Plains Communications Systems, Inc.                 Wisconsin

MPC of Illinois                                         Illinois

PCS Wisconsin, LLC.                                     Wisconsin

Pioneer Communications, Inc.                            Wisconsin

The Farmers Telephone Company                           Wisconsin

Dickeyville Telephone Corporation                       Wisconsin

Chorus Properties, LLC.                                 Wisconsin

*Executive Systems & Software, Inc.
   d/b/a The ComputerPLUS                               Wisconsin

*IntraNet, Inc.                                         Wisconsin






* Chorus Communications Group, Ltd., acquired on January 28, 1998.